SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           --------------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported): July 19, 2002


                              HCB Bancshares, Inc.
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               (Exact Name of Registrant as Specified in Charter)

     Oklahoma                              0-22423                 62-1670792
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(State or Other Jurisdiction        Commission File Number     (I.R.S. Employer
    of Incorporation)                                        Identification No.)

                 237 Jackson Street, SW, Camden, Arkansas 71701
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               (Address of Principal Executive Offices) (Zip Code)


       Registrant's Telephone Number, Including Area Code: (870) 836-6841
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ITEM 5.  OTHER EVENTS.
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     On July 19, 2002,  HEARTLAND  Community  Bank (the "Bank"),  a wholly owned subsidiary of HCB Bancshares, Inc., completed the sale of its Monticello, Arkansas branch office to Simmons First Bank of South Arkansas ("SFB"), a subsidiary of Simmons First National Corporation. The sale was made pursuant to a Branch Purchase and Assumption Agreement, dated March 7, 2002, between SFB and the Bank (the "Agreement"). Under the terms of the Agreement, on July 19, 2002, the Monticello, Arkansas branch office became a branch office of SFB and SFB assumed approximately $13.2 million in deposits and purchased approximately $8.3 million of loans, $1.5 million in fixed assets, and $0.2 million in other assets attributable to this branch office. The Bank realized a premium of approximately $0.9 million on the sale and the difference was paid in cash to the buyer.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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Exhibit 2.1       Branch Purchase and Assumption Agreement, dated March 7,
                  2002, between Simmons First Bank of South Arkansas and HEARTLAND Community Bank, incorporated herein by reference to the Current Report on Form 8-K of HCB Bancshares, Inc.
                  as filed on March 15, 2002 (File No. 0-22423)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HCB BANCSHARES, INC.



                                        By:/s/ Cameron D. McKeel
                                           -------------------------------------
                                           Cameron D. McKeel
                                           President and Chief Executive
                                           Officer
                                           (Duly Authorized Representative)

Dated:  July 31, 2002